Exhibit 3.3

QUINTILES IMS INCORPORATED

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

Quintiles IMS Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. That the Board of Directors of the Corporation, by the written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following new Section I shall be inserted in lieu thereof:

“The name of the corporation is IQVIA Inc.” (hereinafter referred to as the “Corporation”).

2. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment to Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of November, 2017.

Quintiles IMS Incorporated

By:	/s/ James H. Erlinger
Name:	James H. Erlinger III
Title:	President

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUINTILES IMS INCORPORATED

1. Name. The name of the corporation is Quintiles IMS Incorporated (the “Corporation”).

2. Registered Address. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. Capital Stock. The total number of shares of stock that the corporation shall have authority to issue is 100 shares of common stock, par value $0.001 per share (the “Common Stock”). Each share of Common Stock shall be entitled to one vote.

5. Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

6. Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the by-laws of the Corporation, as in effect from time to time (the “By-laws”). The election of the directors need not be by written ballot unless the By-laws shall so require.

7. Authority of Directors. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors.

8. Votes of Directors. Each person who serves as a director of the Corporation shall have one vote in each matter submitted to directors of the Corporation for a vote.

9. Limitation of Director Liability: Indemnification

(a)

Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 9 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 9, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b)	Indemnification.

i.

Nature of Indemnity. The Corporation shall indemnify any person (an “Indemnitee”) who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as a director, officer, partner, member, trustee, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof (any such entity, an “Other Entity”), to the fullest extent from time to time permitted by law in the event he or she is or is threatened to be involved as a party, witness or otherwise in any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process, whether or not brought by or on behalf of the Corporation, by reason of the fact that he or she is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such Indemnitee against liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover(!) reasonable expenses, including without limitation all reasonable attorneys’ fees actually incurred by him or her in connection with any such action, suit or proceeding; (2) all payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit or proceeding; and (3) all reasonable expenses incurred in enforcing the indemnification rights provided herein. The rights granted herein shall not be limited by the provisions contained in Section 145 of the DGCL.

ii.

Determination That Indemnification Is Proper. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Article 9(b)(i), including without limitation making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board of Directors may give notice to, and obtain approval by, the stockholders of the Corporation for any decision to indemnify.

iii.

Advance Payment of Expenses. Expenses incurred by a director or an officer in connection with an action, suit or proceeding referred to in Article 9(b)(i)shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article 9(b); provided, however, that the Corporation shall have no obligation to advance expenses incurred by a director or officer with respect to any claim initiated by such director or officer without the prior written consent of or authorization of the Board of Directors (other than a claim brought by a director or officer to enforce his or her or rights under this Article 9). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

iv.

No Duplication of Payments. The Corporation shall not be liable under this Article 9(b) to make any payment in connection with any claim made against any Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder.

v.

Subrogation. Subject to the limitations set forth in Article 9(b)(iv), in the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

(c)

Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee, member or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 9 or the DGCL.

(d)

Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 9 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article 9.

(e)

Survival; Amendment or Repeal. The foregoing provisions of this Article 9 shall be deemed to be a contract between the Corporation and each Indemnitee at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of the Indemnitee.

(f)

Other Indemnification. This Article 9 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Indemnitees or persons other than Indemnitees when and as authorized by appropriate corporate action, including without limitation by separate agreement with the Corporation.

10. Records. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

QUINTILES TRANSNATIONAL CORP.

(a North Carolina corporation)

INTO

IMS HEALTH INCORPORATED

(a Delaware corporation)

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name and state of domicile of each of the corporations being merged are:

Name	Jurisdiction

IMS Health Incorporated (the “Company”)	Delaware

Quintiles Transnational Corp.	North Carolina

SECOND: An Agreement and Plan of Merger, dated as of October 3, 2016 (the “Merger Agreement”), by and between the Company and Quintiles Transnational Corp. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Title 8, Section 252 of the Delaware General Corporation Law.

THIRD: The Company shall be the surviving corporation following the merger and the name of the surviving corporation is Quintiles IMS Incorporated (the “Surviving Corporation”).

FOURTH: The merger is to become effective on October 3, 2016 at 12:00 p.m. Eastern Time (the “Effective Time”). At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Merger Agreement is on file at 83 Wooster Heights Road, Danbury Connecticut, 06810, a place of business of the Surviving Corporation.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of Quintiles Transnational Corp. consists of 150,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

[Signature page follows.]

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 3rd day of October, 2016.

IMS HEALTH INCORPORATED

By:	/s/ Harvey A. Ashman
Name:	Harvey A. Ashman
Title:	Secretary

[CERTIFICATE OF MERGER (OPCO MERGER)]

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

IMS HEALTH CAPITAL, INC.

WITH AND INTO

QUINTILES IMS INCORPORATED

Pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) and Chapter 92A of the Nevada Revised Statutes (the “NRS”), Quintiles IMS Incorporated (the “Corporation”), a Delaware corporation, does hereby certify to the following information relating, to the merger (the “Merger”) of IMS Health Capital, Inc., a Nevada corporation (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1. The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

2. The Board or Directors of the Corporation. By resolutions duly adopted by unanimous written consent on December 21, 2016 and attached hereto as Exhibit A, determined to merge the Subsidiary with and into the Corporation pursuant to Section 2.53 of the DGCL and Chapter 92A of the NRS.

3. The Corporation shall be the surviving corporation of the Merger.

4. The Certificate of Ownership and Merger shall become effective on December 31, 2016, at 11:59 p.m.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer on the 21st of December, 2016.

QUINTILES IMS INCORPORATED

By:	/s/ Cathy LoBosco
Name:	Cathy LoBosco
Title:	Vice President and Treasurer

EXHIBIT A

BOARD RESOLUTIONS

QUINTILES IMS INCORPORATED

ACTION BY WRITTEN CONSENT OF

THE SOLE DIRECTOR

OF

QUINTILES IMS INCORPORATED

December 21, 2016

The undersigned (the “Sole Director”), constituting the sole member of the Board of Directors of Quintiles IMS Incorporated (the “Company”), acting pursuant to the Company’s bylaws and Section 2.53 of the Delaware General Corporation Law (the “DGCL”), does hereby adopt the resolutions set forth below by written consent in lieu of a meeting:

WHEREAS, IMS Health Capital, Inc., a Nevada corporation, is a wholly-owned subsidiary of the Company (the “Subsidiary”) and the Company owns all of the issued and outstanding shares of each class of capital stock of the Subsidiary; and

WHEREAS, the Board deems it advisable and in the best interest of the Company that the Company merge the Subsidiary with and into the Company;

WHEREAS, the Sole Director has been presented with a Plan of Merger (the “Plan”) pursuant to which the Subsidiary will merge with and into the Company; and

WHEREAS, the Sole Director has had an opportunity to review the proposed terms of the Plan and has determined that it is in the best interest of the Company to adopt and enter into the Plan.

NOW, THEREFORE, BE IT

RESOLVED, that the Subsidiary be merged with and into the Company pursuant to Sectionof the Delaware General Corporation Law and Chapter 92A of the Nevada Revised Statutes (the “Merger”), so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective, and the Company shall continue as the surviving corporation and shall assume all of the liabilities and obligations of the Subsidiary and succeed to all its assets.

RESOLVED, that the Plan, in substantially the form presented to the Sole Director, be, and hereby is, approved and adopted.

RESOLVED FURTHER, that the Sole Director and the officers of the Company be, and each of them hereby is, authorized and directed to execute and deliver all documents and to do all acts and things whatsoever, whether within or without the State of Delaware, as any one or more of them may deem necessary or advisable to carry out the intent of the foregoing resolutions, such determination to be conclusively evidenced by the taking of such actions and steps and all actions heretofore taken by any of such officers or managers being hereby ratified, confirmed and approved in all respects.

RESOLVED FURTHER, that all actions taken by directors or officers of the Company that are within the scope of the foregoing resolutions but taken prior to the date of these resolutions be, and each hereby is, adopted, ratified and approved in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole director of the Company, has executed this Action by Written Consent as of date first written above.

/s/ James Erlinger III
James Erlinger III

QUINTILES IMS INCORPORATED

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

Quintiles IMS Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. That the Board of Directors of the Corporation, by the written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following new Section I shall be inserted in lieu thereof:

“The name of the corporation is IQVIA Inc.” (hereinafter referred to as the “Corporation”).

2. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment to Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of November, 2017.

Quintiles IMS Incorporated

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President